Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

NorthStrive Acquisition Corp I.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, one redeemable warrant, and one right to receive one-fourth of one ordinary share	(1)	457(a)	11,500,000	$10.00	$115,000,000.00	0.0001381	$15,881.50
Fees to be Paid	Equity	Ordinary shares, $0.0001 par value, included as part of the units	(2)	Other	11,500,000			0.0001381	0.00
Fees to be Paid	Equity	Rights included as part of the units	(3)	Other	11,500,000			0.0001381	0.00
Fees to be Paid	Equity	Warrants included as part of the units	(4)	Other	11,500,000			0.0001381	0.00
Fees to be Paid	Equity	Ordinary shares underlying the rights included as part of units	(5)	Other	2,875,000	10.00	28,750,000.00	0.0001381	3,970.38
Fees to be Paid	Equity	Ordinary shares underlying the warrants included as part of units	(6)	Other	11,500,000	11.50	132,250,000.00	0.0001381	18,263.73
Fees to be Paid	Equity	Representative shares issued to the underwriter as compensation	(7)	Other	1,000,000	$10.00	$10,000,000.00	0.0001381	$1,381.00

Total Offering Amounts:							$286,000,000.00		39,496.61
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$39,496.61

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

Includes 2,250,000 units, consisting of 2,250,000 ordinary shares, 2,250,000 warrants and 2,250,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(7)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).